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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Forest Oil Corporation:

        We consent to the incorporation by reference in the registration statement on Form S-4 of Forest Oil Corporation, relating to the issuance of common stock, of our report dated March 14, 2006 with respect to the consolidated balance sheets of Forest Oil Corporation and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2005, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 annual report on Form 10-K of Forest Oil Corporation and to the reference of our firm under the heading "Experts" in the prospectus.

        Our report on the consolidated financial statements refers to the adoption of the provisions of Statement of Financial Accounting Standards No. 143.

KPMG LLP

Denver, Colorado
February  5, 2007

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm